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                                                                  EXHIBIT 5.1

                            ALSTON & BIRD LLP

                           One Atlantic Center
                       1201 West Peachtree Street
                       Atlanta, Georgia 30309-3424

                              404-881-7000
                           Fax: 404-881-7777

                             March 26, 1999


Accredo Health, Incorporated
1640 Century Center Parkway, Suite 101
Memphis, TN 38134


      Re:   Form S-1  Registration Statement
            Accredo Health, Incorporated

Ladies and Gentlemen:

     We have acted as counsel for Accredo Health, Incorporated, a Delaware corporation (the "Corporation"), in connection with the above referenced Registration Statement on Form S-1 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,000,00 shares of the Corporation's common stock, $0.01 par value ("Common Stock"). This Opinion Letter is rendered pursuant to Item 16 of Form S-1 and
Item 601(b)(5) of Regulation S-K. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware, in reliance solely on published general compilations thereof as of the date hereof.

1211 East Morehead Street    3605 Glenwood Avenue, Suite 310    601 Pennsylvania Avenue, N.W.
   P.O. Drawer 34009                P.O. Drawer 31107            North Building, 11th Floor
Charlotte, NC 28234-4009         Raleigh, NC 27622-1107           Washington, DC 20004-2601
     704-331-6000                     919-420-2200                       202-756-3300
  Fax: 704-334-2014                Fax: 919-420-2260                  Fax: 202-756-3333


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     Based upon the foregoing, it is our opinion that when issued the
3,000,000 shares of Common Stock covered by the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                      Sincerely,

                                      ALSTON & BIRD

                                      By:  /s/ Steven L. Pottle
                                           -------------------------------
                                           Steven L. Pottle, Esq.



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